MEMORANDUM OF UNDERSTANDING

         MEMORANDUM OF UNDERSTANDING, dated as of February 1, 2002 (this "Memorandum"), by and among United Pan-Europe Communications N.V., a corporation organized under the laws of The Netherlands ("UPC"), UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware ("UGC"), UGC Holdings, Inc., a corporation organized under the laws of the State of Delaware and a subsidiary of UGC ("UGC Holdings"). UGC and its subsidiaries are referred to as the "UGC Group".

         The parties have determined that it is in the best interest of UGC and UPC to effect a restructuring of the capital structure of UPC through the conversion into UPC ordinary shares of all or a substantial amount of its outstanding public senior notes and senior discount notes ("UPC Notes"). This Memorandum is intended to evidence the mutual intent of the UGC Group, on the one hand, and UPC, on the other hand, to promptly devise a restructuring transaction taking into account the matters set forth in this Memorandum.

         1. Conversion to Equity. The UGC Group agrees in principle to convert the 6% Guaranteed Discount Notes due 2007 of Belmarken Holding B.V. (the "Belmarken Notes") into UPC ordinary shares as part of the restructuring transaction. Holders of UPC Notes will be given the opportunity to exchange the UPC Notes for UPC ordinary shares in proportions to be established by the parties and through negotiation with holders of UPC Notes. The UGC Group will exchange UPC Notes owned by it in the exchange offer. Holders of UPC's outstanding Series 1 Preference Shares A (the "UPC Preference Shares") will be given the opportunity to exchange the UPC Preference Shares for UPC ordinary shares in proportions to be established by the parties and through negotiation with holders of UPC Preference Shares. The UGC Group will exchange UPC Preference Shares owned by it in the exchange offer.

         2. Conditions. The restructuring will be subject to customary commercial conditions and to (a) establishing a structure for the recapitalization that minimizes the effect of Dutch and U.S. taxes incurred as a result of the restructuring transaction, (b) confirmation by the required lenders under the existing senior secured credit facility of UPC Distribution B.V. (the "Senior Secured Credit Facility") that, as a result of the consummation of the financial restructuring of UPC and its subsidiaries, no defaults or events of default will be existing thereunder, (c) the receipt of tenders of 95% of all UPC Notes outstanding in the exchange offer for the UPC Notes contemplated in Section 1; and (d) agreement by the parties to the terms and conditions of the exchange offers for the UPC Notes, the UPC Preference Shares and the Belmarken Notes and to the treatment of UPC common equityholders. The parties agree to promptly work with their advisors to determine an optimal tax structure and establish the relative economic terms to be proposed to holders of UPC Notes and the UPC Preference Shares in the restructuring transaction.

         3. Waiver. Pending such satisfactory resolution, UGC agrees, as holder of the Belmarken Notes, that it will waive any default arising as a result of the failure of UPC to pay interest on UPC Notes on or after the date of this Memorandum and prior to the expiration of the waiver. The waiver will expire on the earlier of (a) 90 days after the date of this letter, (b) the expiration of the time period for the waiver of any default given by the lenders under the Senior

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Secured Credit  Facility;  (c) such time as the lenders under the Senior Secured
Credit Facility accelerate the indebtedness thereunder, (d) such time as any indebtedness under the UPC Notes is accelerated, and (e) the conversion of the Belmarken Notes into UPC ordinary shares in accordance with the terms hereof.

         4. Definitive Documentation. This Memorandum is a memorandum of understanding only and shall not be deemed to be self-executory. The parties intend to negotiate mutually acceptable definitive transaction documentation giving effect to the terms of this Memorandum (the "Definitive Documents"), to be bound only when those documents are signed, and that no liability shall accrue to any party hereto except in accordance with the terms of, and upon the execution and delivery of, the Definitive Documents.

         In connection with the negotiation of the Definitive Documents, each of the parties hereto will promptly enter into negotiations with the holders of the UPC Notes, the holders of the UPC Preference Shares and such other third parties as are necessary to the consummation of the transactions contemplated hereby, with respect to the terms of the transactions contemplated hereby, and shall cooperate with the other parties hereto with respect to the consummation of the such transactions.

         5. Publicity. Each Of UPC and UGC will confer with the others prior to making any public announcement of this Memorandum or the transactions. Except as required by applicable law, rule or regulation (including the rules and regulations of any applicable stock exchange) or as is necessary to implement the transactions, no party hereto shall make any disclosure with respect to the transactions described above or the status of the negotiations of the Definitive Documents without the express written consent of the other parties hereto.

         6. Applicable Law, Etc. This Memorandum will be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of law rules of that jurisdiction.



                            [Signature Page Follows]

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         IN WITNESS WHEREOF,  the parties hereto have executed this agreement as of the date first written above.




                                        UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                        By: /s/Charles Bracken
                                           -------------------------------------
                                           Name:   Charles Bracken
                                           Title:  Board of Management Member
                                                    and CFO



                                        By: /s/Anton A.M. Tuijten
                                           -------------------------------------
                                           Name:   Anton A.M. Tuijten
                                           Title:  Senior Vice President
                                                    and General Counsel



                                        UNITEDGLOBALCOM, INC.



                                        By: /s/Frederick G. Westerman, III
                                           -------------------------------------
                                           Name:   Frederick G. Westerman, III
                                           Title:  Chief Financial Officer



                                        UGC HOLDINGS, INC.



                                        By: /s/Frederick G. Westerman, III
                                           -------------------------------------
                                           Name:   Frederick G. Westerman, III
                                           Title:  Chief Financial Officer

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